UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 7, 2008

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California (Address of Principal Executive Offices)	90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
The information contained in Item 8.01 is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
On January 31, 2008, Hanmi Bank (the “Bank”) filed its Consolidated Report of Condition and Income (“Call Report”) for the Bank for the period ended December 31, 2007. Hanmi Financial Corporation (the “Company”) is in current discussions with its accountants regarding a non-cash goodwill impairment charge of at least $70 million. Such an impairment charge would result in a net loss for the Company and the Bank for the fourth quarter and year ended December 31, 2007. Generally accepted accounting principles in the United States (“GAAP”) requires that when a company’s fair value becomes less than the carrying amount of stockholders’ equity, an assessment of impairment of goodwill must be performed. The Company’s goodwill was primarily associated with its acquisition of Pacific Union Bank on April 30, 2004. GAAP requires that the Company use the most readily available indicator of market value, which is the market price of the Company’s stock, as part of the assessment of goodwill impairment. This charge is not expected to impact the Company’s ongoing operations. The Bank will amend its Call Report to reflect any goodwill impairment charge as well as amend its Call Report to reflect an additional $2.7 million to its existing provision for loan losses. Additionally, the call report does not reflect the consolidated operations of a parent bank holding company.
The Company intends to release financial results for the fourth-quarter and year ended December 31, 2007 after the close of the market on Tuesday, February 12, 2008, as previously announced.
This report contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: resolution of discussions with the Company’s accountants regarding the goodwill impairment charge, general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008	Hanmi Financial Corporation
	By:	/s/ Brian E. Cho
Brian E. Cho
Chief Financial Officer